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                                                                                                                          EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE                                                American International Group, Inc. and Subsidiaries

(in millions, except per share amounts)
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YEARS ENDED DECEMBER 31,                                                    1998 (a)   1997 (b)    1996 (b)    1995 (b)     1994 (b)
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NUMERATOR:

Net income applicable to common stock                                       $3,766      $3,332      $2,897      $2,510      $2,176
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DENOMINATOR:

Average outstanding shares used in the computation of
  per share earnings:
   Common stock issued                                                       1,139       1,139       1,139       1,138       1,139
   Common stock in treasury                                                    (89)        (86)        (79)        (72)        (70)
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   Average outstanding shares-- basic                                        1,050       1,053       1,060       1,066       1,069
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   Stock options and stock purchase plan (treasury stock method)                 5           4           4           4           3
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   Average outstanding shares-- diluted                                      1,055       1,057       1,064       1,070       1,072
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Earnings per share:
Basic                                                                        $3.59       $3.16       $2.73       $2.35       $2.04
Diluted                                                                      $3.57       $3.15       $2.72       $2.35       $2.03
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(a)  The number of common shares outstanding as of December 31, 1998 was 1,050.
     The number of common shares that would have been outstanding as of December
     31, 1998 assuming the exercise or issuance of all dilutive potential common shares outstanding is 1,055.
(b)  Share information reflects common stock splits in the form of 50 percent common stock dividends paid July 31, 1998, July 25, 1997 and July 28, 1995.


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